BofI Holding, Inc. Reaches $1 Billion in Assets, Announces First Quarter's Earnings Call and Annual Shareholders Meeting

SAN DIEGO, CA -- 10/11/2007 -- BofI Holding, Inc. (NASDAQ: BOFI) ("BofI"), parent of Bank of Internet USA, today announced that it reached the $1billion asset mark as of September 30, 2007. "By achieving $1 billion in assets without investing in sub-prime loans, Bank of Internet USA has made its mark as a growing consumer bank improving its size and scale for the benefit of its customers and shareholders," said Mr. Gary Lewis Evans, President and Chief Executive Officer.

Annual Shareholders Meeting

BofI Holding, Inc. also announced that it will host its Annual Shareholders Meeting at the Marriott Hotel - Carmel Valley/Del Mar, 11966 El Camino Real, San Diego, CA 92130 on Tuesday, November 20, 2007 at 10:00 AM (Pacific). The Record Date is October 9, 2007. The Annual Shareholders Meeting will be webcast live and may be accessed at BofI's website, http://www.bofiholding.com. For those unable to participate during the live broadcast, a replay will be available shortly after the call on the BofIHolding.com website for 90 days.

Conference Call

BofI Holding, Inc. will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, November 1, 2007 to discuss financial results for the first quarter ended September 30, 2007. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 866/542-4236. International callers should dial 416/641-6125. When prompted by the operator, mention Conference ID #3239070. The conference call will be webcast live and may be accessed at BofI's website, http://www.bofiholding.com. For those unable to participate during the live broadcast, a replay will be available shortly after the call on BofI's website for 90 days.

About BofI Holding, Inc. and Bank of Internet USA

BofI Holding, Inc. is the holding company of Bank of Internet USA and trades on NASDAQ under the symbol BOFI. Bank of Internet USA is a consumer focused, FDIC insured, nationwide savings bank operating primarily over the Internet. It offers a variety of consumer banking services, focusing primarily on gathering retail deposits over the Internet and originating home equity loans, auto loans and RV loans, as well as originating and purchasing multifamily and single-family mortgage loans. Bank of Internet USA offers products through its websites at www.BofI.com, www.SeniorBofI.com, www.ApartmentBank.com, www.RVBank.com and www.BofIEquityDirect.com. Retail deposit products include certificates of deposit, online checking accounts with check images, bill payment, high interest savings accounts, ATM or Visa Check Cards, money market savings accounts, and ATM fee reimbursement anywhere in the world.

©Copyright 2000-2007, BofI Holding, Inc., All Rights Reserved.

Contact:
BofI Holding, Inc.
Gary Lewis Evans
CEO
858/350-6213
Gary@BankofInternet.com